Consent Agreement The Louisiana Department of Insurance (hereinafter “LDI”), FedNat Holding Company (hereinafter “FedNat”) and Maison Insurance Company (hereinafter “Maison”) enter into the following stipulation of facts and agreement to wit: FedNat has made application to the LDI to acquire control (as defined in La. R.S. 22:691.2) of Maison. The LDI shall agree to approve the acquisition of control of Maison by FedNat conditioned upon the following agreements and understandings: 1) For a period of six months from the date of the Ruling of the Commissioner of Insurance of Louisiana (hereinafter “Commissioner”) approving the acquisition, FedNat shall notify the LDI of any new officers or directors of FedNat and shall submit to the LDI the biographical information for those individuals as if they had served as directors of FedNat at the time of the filing of this application to acquire control of Maison. This filing shall include completed biographical affidavits, third party verification reports prepared by a vendor on the list of such vendors approved by the National Association of Insurance Commissioners (“NAIC”) and submission of fingerprints in compliance with the LDI instructions. 2) FedNat agrees that the Commissioner may rescind approval of this acquisition should he, based on review of the required biographical information, find that grounds exist pursuant to La. R.S. 22:691.4 to have denied the application. Page 1 of 5

3) The Commissioner agrees that prior to rescinding approval of this acquisition pursuant to the conditions above he shall provide thirty (30) days written notice to FedNat and provide FedNat with an opportunity to remedy the grounds for rescission. 4) FedNat agrees that for a period of two years from the date of the Commissioner’s Ruling approving the acquisition, FedNat shall provide copies of the minutes of the meetings of the Board of Directors and any committees, sub-committees and advisory boards or committees to the LDI within five days of the adoption/approval of those minutes. The Commissioner agrees that FedNat shall be entitled to file all such materials pursuant to La. R.S. 44:3.2, La. R.S. 691.8, La. R.S. 691.10, and/or any other applicable exemption from the Louisiana Public Records Law, and that all materials so filed shall have the protections thereof. The Commissioner shall provide FedNat with written notice in the event the Commissioner makes a determination that such documents do not constitute proprietary or trade secret information so that FedNat may seek appropriate relief to prevent public disclosure. 5) FedNat agrees that for a period of two years from the date of the Commissioner’s Ruling approving the acquisition, the company shall provide final or draft copies of the minutes from FedNat’s shareholder meetings to the LDI within thirty days of the meeting. Submission of a copy of the Form 8-K filing submitted by FedNat to the Securities and Exchange Commission concerning the voting results of FedNat’s shareholder meetings, within five Page 2 of 5 business days of the Form 8-K being filed, shall satisfy the requirements of this paragraph. 6) FedNat agrees that for a period of two years from the date of the Commissioner’s Ruling approving the acquisition, FedNat shall provide notice to the LDI of any person who has obtained proxies authorizing them to vote shares of FedNat of ten percent or more within 5 days of FedNat receiving written notice of such a fact. This notice shall include the identity of the person who has obtained such proxies. This paragraph shall not apply to proxies solicited by or on behalf of FedNat or its Board of Directors. 7) FedNat agrees that for a period of two years from the date of the Commissioner’s Ruling approving the acquisition, FedNat shall provide to the LDI copies of all Proxy Statements and Notices of Shareholder Meetings as filed with the Securities and Exchange Commission. 8) FedNat and Maison agree that Maison shall maintain a minimum capital and surplus of five million ($5,000,000). 9) FedNat and Maison agree that Maison shall not pay any dividends or similar distributions without prior approval of the LDI. 10) FedNat and Maison agree that the companies shall request prior approval from the LDI before initiating any change to the Maison Business Plan(s) including but not limited to: a. Changes in Maison’s reinsurance program; Page 3 of 5

b. Changes in Maison’s managing general agent; c. Changes in Maison’s policy servicing/administration system; d. Changes in Maison’s claims administration; e. Changes in Maison’s Actuary or CPA; f. Changes in the geographical territory in which Maison writes business; g. Changes in the types of products offered by Maison; h. Changes in Maison’s product distribution system; i. Changes in the policy limits offered by Maison. This paragraph shall not apply to any changes FedNat disclosed in its application to acquire control of Maison. Further FedNat may, at any time, request that LDI remove any or all of the provisions contained in this paragraph. Page 4 of 5

The individuals signing below hereby represent and warrant that they are duly authorized to execute and deliver this Agreement on behalf of the respective parties. /s/ Michael Braun Signature of FedNat Representative Michael Braun Printed Name of the FedNat Representative CEO & President Title of FedNat Representative 8/2/19 Date /s/ Douglas N. Raucy Signature of Maison Representative Douglas N. Raucy Printed Name of the Maison Representative President Title of Maison Representative 8/2/19 Date /s/ Barry E. Ward Signature of LDI Representative Barry E. Ward Printed Name of LDI Representative Deputy Commissioner – Licensing Title of Department Representative 8/9/19 Date Page 5 of 5